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                       Subsidiaries of the Co-Registrants

SUBSIDIARIES OF UNITED STATIONERS INC.

     United Stationers Supply Co. (Illinois)

SUBSIDIARIES OF UNITED STATIONERS SUPPLY CO.

     United Stationers Hong Kong Limited (Hong Kong)
     United Worldwide Limited (Hong Kong)
     Lagasse Bros., Inc. (Louisiana)
     Azerty Incorporated (Delaware)
     Positive ID Wholesale Inc. (Delaware)
     AP Support Services Incorporated (Delaware)
     Azerty de Mexico, S.A. de C.V. (Mexico)
     CJS/GT Corp. (Georgia)
     SAH, Inc. (Illinois)
     USS Receivables Company, Ltd. (Grand Cayman)

LAGASSE BROS., INC.

     None

AZERTY INCORPORATED

     None

POSITIVE ID WHOLESALE INC.

     None

AP SUPPORT SERVICES INCORPORATED

     None